Mr. Bernard currently serves as Chief Executive Officer of QIAGEN N.V. He joined QIAGEN in 2015 to lead its growing molecular diagnostics business and was named Chief Executive Officer in 2019. He has announced his intention to step down as CEO upon the appointment of a successor.

Previously, Mr. Bernard held roles of increasing responsibility during 15 years with bioMérieux SA, including as Corporate Vice President for Global Commercial Operations, Investor Relations and the Greater China Region. He also held senior management roles in several other leading international companies.

Exhibit 99.1

Bruker Announces Appointment of Thierry Bernard to its Board of Directors

BILLERICA, Massachusetts - April 1, 2026 – Bruker Corporation (Nasdaq: BRKR) announces the appointment of Mr. Thierry L. Bernard to serve on its Board of Directors, effective as of today. Mr. Bernard is an international life-science tools and diagnostics industry executive with decades of relevant leadership, strategic and operational experience.

Frank H. Laukien, the Chairman, President and CEO of Bruker Corporation, stated: “Bruker is delighted that Thierry is joining our Board. I have admired his successful track record, astute strategic initiatives, and outstanding execution for many years, and I am convinced that Thierry will be an excellent addition to our Board of Directors as we further develop our leadership position in life-science research, biopharma, and diagnostic solutions in the post-genomic era, and aim for profitable growth and rapid margin expansion to enhance stakeholder value.”

In 2023, Mr. Bernard was named Chair of the board of directors of the U.S. trade industry association AdvaMedDx and joined the board of directors of Neogen Corporation in 2024. He has earned degrees and certifications from Sciences Po Paris, the London School of Economics, the College of Europe, Harvard Business School and Centro de Comercio Exterior de Barcelona.

“I am very pleased to join Bruker’s Board of Directors. I have long admired its significant contributions to scientific research and improving patient outcomes,” said Thierry Bernard. “Bruker’s high-performance technologies and global footprint position it well to enable a deeper understanding of biology to support more precise diagnostics, more effective therapies and ultimately better healthcare. I look forward to supporting its continued development and commitment to long-term value creation.”

About Bruker Corporation – Leader of the Post-Genomic Era

Bruker is enabling scientists and engineers to make breakthrough post-genomic discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in post-genomic life science molecular and cell biology research, in applied and biopharma applications, in microscopy and nanoanalysis, as well as in industrial and cleantech research, and next-gen semiconductor metrology in support of AI. Bruker offers differentiated, high value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics.For more information, please visit www.bruker.com.

Forward-Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, those risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2025, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Investor Contact:
Joe Kostka
Director, Investor Relations
Bruker Corporation
T: +1 (978) 313-5800
E: Investor.Relations@bruker.com